Kraton Corporation First Quarter 2020 Earnings Presentation April 30, 2020

Disclaimers CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION Some of the written and oral statements and information in this presentation contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are often characterized by the use of words such as “outlook,” “believes,” “estimates,” “expects,” “projects,” “may,” “intends,” “plans,” “anticipates,” “foresees,” “future,” or by discussions of strategy, plans, or intentions. The statements in this presentation that are not historical statements, including, but not limited to, the slide titled “Business Outlook by geography and end use application”; statements regarding our expectations as to the continued impact of the coronavirus (“COVID-19”) pandemic (including governmental and regulatory actions relating thereto) on demand for our products, on the national and global economy and on our customers, suppliers, employees, business and results of operations; projections of annual run rate cost savings; expectations of our financial flexibility, balance sheet strength and liquidity; projections for debt reduction and the achievement of associated leverage ratios; the impacts of our sustainability initiatives; the strength of our geographic and end market diversification and ability to position our product portfolio; actions regarding our future capital deployment and capital spending; our expectations about the market outlook for our products and application including but not limited to tires, paving, automotive, oilfield, and lubricant additives; the impact of crude pricing decline and CST pricing on our business and results of operations; and our expectations regarding the future of the global market and economic strength, are forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties, assumptions, and other important factors that could cause the actual results, performance or our achievements, or industry results, to differ materially from historical results, any future results, or performance or achievements expressed or implied by such forward-looking statements. There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this presentation. Important factors that could cause our actual results to differ materially from those expressed as forward-looking statements include, but are not limited to the factors set forth in this presentation, in our latest Annual Report on Form 10-K, including but not limited to “Part I, Item 1A. Risk Factors” and “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” therein, and in our other filings with the Securities and Exchange Commission (the “SEC”). Many of these risks and uncertainties are currently amplified by and will continue to be amplified by, or in the future may be amplified by, the COVID-19 pandemic. There may be other factors of which we are currently unaware or deem immaterial that may cause our actual results to differ materially from the forward-looking statements. In addition, to the extent any inconsistency or conflict exists between the information included in this presentation and the information included in our prior presentations and other filings with the SEC, the information contained in this presentation updates and supersedes such information. Forward-looking statements are based on current plans, estimates, assumptions and projections, and, therefore, you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events. Kraton First Quarter 2020 Earnings Call 2

Disclaimers GAAP Disclaimer This presentation includes the use of non-GAAP financial measures, as defined below. Tables included in this presentation reconcile each of these non-GAAP financial measures with the most directly comparable GAAP financial measure. For additional information on the impact of the spread between the FIFO basis of accounting and estimated current replacement cost (ECRC), see our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. We consider these non-GAAP financial measures to be important supplemental measures in the evaluation of our absolute and relative performance. However, we caution that these non-GAAP financial measures have limitations as analytical tools and may vary substantially from other measures of our performance. You should not consider them in isolation, or as a substitute for analysis of our results under GAAP in the United States. EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin: For our consolidated results, EBITDA represents net income (loss) before interest, taxes, depreciation and amortization. For each reporting segment, EBITDA represents operating income before depreciation and amortization, disposition and exit of business activities and earnings of unconsolidated joint ventures. Among other limitations, EBITDA does not: reflect the significant interest expense on our debt or reflect the significant depreciation and amortization expense associated with our long-lived assets; and EBITDA included herein should not be used for purposes of assessing compliance or non-compliance with financial covenants under our debt agreements since it calculation differs in such agreements. Other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure. As an analytical tool, Adjusted EBITDA is subject to all the limitations applicable to EBITDA. We prepare Adjusted EBITDA by eliminating from EBITDA the impact of a number of items we do not consider indicative of our on-going performance but you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, due to volatility in raw material prices, Adjusted EBITDA may, and often does, vary substantially from EBITDA and other performance measures, including net income calculated in accordance with U.S. GAAP. We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue (for each reporting segment or on a consolidated bases, as applicable). Adjusted Gross Profit and Adjusted Gross Profit Per Ton: We define Adjusted Gross Profit Per Ton as Adjusted Gross Profit divided by total sales volume (for each reporting segment or on a consolidated basis, as applicable). We define Adjusted Gross Profit as gross profit excluding certain charges and expenses. Adjusted Gross Profit is limited because it often varies substantially from gross profit calculated in accordance with U.S. GAAP due to volatility in raw material prices. Adjusted Diluted Earnings Per Share: Adjusted Diluted Earnings Per Share is Diluted Earnings (Loss) Per Share excluding the impact of a number of non-recurring items we do not consider indicative of our on-going performance. Consolidated Net Debt: We define consolidated net debt as total consolidated debt (including debt of KFPC) less consolidated cash and cash equivalents. Management uses consolidated net debt to determine our outstanding debt obligations that would not readily be satisfied by its cash and cash equivalents on hand. Management believes that using consolidated net debt is useful to investors in determining our leverage since we could choose to use cash and cash equivalents to retire debt. Consolidated Net Debt, as adjusted for foreign exchange impact accounts for the FX effect on our foreign currency denominated debt agreements. Consolidated Net Debt Leverage Ratio: The consolidated net debt leverage ratio is defined as consolidated net debt as of the balance sheet date divided by Adjusted EBITDA for the twelve months then ended. Our use of this term may vary from the use of similarly-titled measures by others in our industry due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. Kraton First Quarter 2020 Earnings Call 3

COVID-19 - Current Assessment & Response Non-plant  Less than five diagnosed cases globally People personnel  Corporate task force in place working remotely  Safety focus - procedures implemented where possible  Strict safety measures for on-site staff All sites remain Operations  Operating as “essential infrastructure” operational  Minimal supply chain disruption  Minor logistics delay in some countries  Demand strength in Medical, Adhesive, Demand Diversified Market Packaging, Personal care >30 End Uses  Production capability to meet demand  Slowdown in Automotive & Oilfield  $150MM cash on hand $350MM at Liquidity  $250MM ABL (Approx. $200 million 3/31/2020 available)  Flexible spend on capital projects Kraton First Quarter 2020 Earnings Call 4

First Quarter 2020 Highlights  Solid quarterly results despite challenging global environment, with consolidated net income of $209.0 million and Adjusted EBITDA(1) of $77.9 million  Kraton’s geographic and end market diversification a strength . Good demand trends in adhesives, medical, food packaging . No material impact from COVID-19 during Q1 2020  Maintained focus on cost control and capital discipline  Completed sale of Cariflex business . Consolidated debt reduced by $378.8 million and Consolidated Net Debt(1) reduced by $485 million, adjusted for F/X . Leverage position improving, targeting further debt reduction in 2020  Strong liquidity position at quarter end with $150 million in cash and approximately $200 million of availability under our $250 million ABL facility (Maturity extended through January 2023)  Kraton achieved Gold Medal recognition from EcoVadis demonstrating Kraton’s continuing commitment to sustainable business practices (1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure. Kraton First Quarter 2020 Earnings Call 5

First Quarter 2020 Financial Highlights

GAAP Results	▪ Consolidated net income of $209.0 million ▪ Polymer segment operating income of $17.9 million ▪ Chemical segment operating income of $10.3 million
Consolidated Results	▪ Revenue of $427.3 million, down $29.1 million vs. Q1 2019 ▪ Q1 2020 Adjusted EBITDA[1] of $77.9 million, down 12.9% vs. Q1 2019 ▪ Adjusted EBITDA margin[2] of 18.2% vs. 19.6% in Q1 2019
Polymer Adjusted EBITDA[1]	▪ Q1 2020 Adjusted EBITDA[1] of $51.2 million, up 6.3% vs. Q1 2019 ▪ Adjusted EBITDA margin[2][3] of 21.3% vs. 18.4% in Q1 2019 ▪ Continued margin stability
Chemical Adjusted EBITDA[1]	▪ Q1 2020 Adjusted EBITDA[1] of $26.7 million, down 35.3% vs. Q1 2019 ▪ Adjusted EBITDA margin[2] of 14.3% vs. 21.1% in Q1 2019 ▪ CST and TOR margins stabilizing vs. year-end 2019
Debt Reduction & Liquidity	▪ First quarter 2020 reduction in consolidated debt of $378.8 million and reduction in Consolidated Net Debt of $495.3 million, or $484.6 million adjusted for FX[1] ▪ Ample liquidity between cash on hand and approximately $200 million of availability under $250 million ABL Facility

(1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.
(2) Defined as Adjusted EBITDA as a percentage of revenue.
(3) For the three months ended March 31, 2020, Adjusted EBITDA margin adjusted for the IRSA would be 20.5%.

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Polymer Segment Results

		Three Months Ended March 31,				
		2020		2019		Change
		($ In millions)				
Volume (kT)		70.8		73.8		(3.0)
Revenue	$	240.4	$	261.1	$	(20.7)
Operating income	$	17.9	$	9.3	$	8.7
Adjusted EBITDA(1)	$	51.2	$	48.2	$	3.0
Adjusted EBITDA margin(2)(3)		21.3%		18.4%		290 bps

Note: May not foot due to rounding.

Q1'20 vs. Q1'19

- No material impact from COVID-19
- Adjusted EBITDA(1) up $3.0 million or 6.3% vs. Q1'19
- Sales volume declined 4.0% vs. Q1'19
  - Performance Products sales volume down 7.9% reflecting lower sales into paving applications vs. particularly strong Q1'19 , partially offset by higher sales of SIS into adhesive applications
  - Specialty Polymer sales volume up 3.9%, primarily reflecting timing associated with sales to a large lubricant additive customer
  - Cariflex business sold March 6th. Cariflex volume for Q1'20 ownership period down 9.8% compared to full quarter Q1'19
- Gross Profit of $68.7 million and Adjusted Gross Profit(1) of $1,070 per ton in Q1'20, compared to $1,021 per ton in Q1'19

(1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.
(2) Defined as Adjusted EBITDA as a percentage of revenue.
(3) For the three months ended March 31, 2020, Adjusted EBITDA margin adjusted for the IRSA would be 20.5%.

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Chemical Segment Results

		Three Months Ended March 31,				
		2020		2019		Change
		($ In millions)				
Volume (kT)		110.1		103.6		6.5
Revenue	$	186.9	$	195.4	$	(8.5)
Operating income	$	10.3	$	25.9	$	(15.6)
Adjusted EBITDA(1)	$	26.7	$	41.3	$	(14.6)
Adjusted EBITDA margin(2)(3)		14.3%		21.1%		(680 bps)

Note: May not foot due to rounding.

Q1'20 vs. Q1'19

- No material impact from COVID-19
- Adjusted EBITDA(1) down $14.6 million or 35.3% vs. Q1'19, reflecting lower pricing in CST and TOR chains, partially offset by higher sales of raw materials and TOR upgrades
- Sales volume increased 6.5 kilotons or 6.3% vs. Q1'19
  - Performance Chemicals volume up 7.5%, with lower sales of TOFA and TOFA upgrades offset by higher opportunistic sales of raw materials
  - Adhesives volume up 4.3% on higher demand in packaging and construction adhesive applications
  - Tires volume up 1.3%
- Adjusted EBITDA margin(2)(3) of 14.3% vs. 21.1% for Q1'19

(1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.
(2) Defined as Adjusted EBITDA as a percentage of revenue.
(3) Accounting for lost sales associated with Hurricane Michael, Adjusted EBITDA margin would have been 20.2% for the three months ended March 31, 2019.

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Balance sheet and Liquidity ($ in millions) 12/31/2019 Change 3/31/2020 Maturity ABL – ($250MM Facility) $0 $15 $15 Jan-2023 USD Term Loan $290 ($290) $0 Mar-2025 EUR Term Loan $277 $(90) $187 Mar-2025 USD 7.00% Notes $395 $0 $395 Apr-2025 EUR 5.25% Notes $325 $(6) $319 May-2026 KFPC Total Debt $102 ($7) $95 Jan-2022 Capital Leases $1 $0 $1 Dec-2024 Consolidated Debt $1,391 ($379) $1,012 Cash ($35) ($116) ($152) Consolidated Net Debt $1,356 ($495) $860 Effect of F/X $11 Consolidated Net Debt Excl. F/X $871 May not foot due to rounding TTM Adjusted EBITDA(1) $321 $309 Consolidated Net Debt Leverage Ratio(2) 4.2x 2.8x Consolidated Net Debt Leverage Ratio 3.5x (excl. Cariflex and IRSA)(2) Consolidated Net Debt, excluding F/X(1) reduced by $485 million in Q1’20 (1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure. (2) Defined as Total Net Debt divided by TTM Adjusted EBITDA. Kraton First Quarter 2020 Earnings Call 9

Business Outlook by Geography and End Use Application Well Diversified Portfolio Geographic Diversification Key End Uses Polymer Chemical Market Sector %revenue %revenue View Region %Rev Outlook Adhesives & Packaging 21% 34% G Medical, Personal Care 11% 1% G Americas 47% Stable & Hygiene Infrastructure 35% 6% G Europe 37% Mixed Consumer Durables 12% 5% Y General Industrial 9% 33% Y China/Asia 16% Improving Automotive/Tires 10% 15% R Oilfield 2% 6% R G Favorable Y Cautious R Weakness * Analysis based on Q1 TTM Revenues. Excludes Cariflex divested March 6th, 2020 Kraton First Quarter 2020 Earnings Call 10

Appendix

Consolidated Net Debt March 31, 2020 December 31, 2019 (In millions) Kraton debt $ 916.6 $ 1,288.3 KFPC(1)(2) loans 95.2 102.4 Consolidated debt 1,011.8 1,390.7 Kraton cash 148.4 24.6 KFPC(1) cash 3.2 10.4 Consolidated cash 151.5 35.0 Consolidated net debt $ 860.3 $ 1,355.6 Effect of foreign currency on consolidated net debt 10.7 Consolidated net debt excluding effect of foreign currency $ 871.1 Note: May not foot due to rounding. (1) This amount includes all of the indebtedness of our Kraton Formosa Polymers Corporation (KFPC) joint venture, located in Mailiao, Taiwan, which we own a 50% stake in and consolidate within our financial statements. (2) KFPC executed revolving credit facilities to provide funding for working capital requirements and/or general corporate purposes. These are in addition to the 5.5 billion NTD KFPC Loan Agreement. Kraton First Quarter 2020 Earnings Call 12

Consolidated Results Three Months Ended March 31, 2020 2019 Change ($ In millions, except per share amounts) Revenue $ 427.3 $ 456.4 $ (29.1) Consolidated net income $ 209.0 $ 13.6 $ 195.4 Diluted earnings (loss) per share $ 6.47 $ 0.39 $ 6.08 Operating income $ 28.2 $ 35.1 $ (6.9) Adjusted EBITDA(1) $ 77.9 $ 89.4 $ (11.6) Adjusted EBITDA margin(2)(3) 18.2% 19.6% (140 bps) Adjusted diluted earnings per share(1) $ 0.27 $ 0.88 $ (0.61) Note: May not foot due to rounding. $89.4 $77.9 $35.1 $28.2 (1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure. (2) Defined as Adjusted EBITDA as a percentage of revenue. (3) Accounting for lost sales associated with Hurricane Michael, Adjusted EBITDA margin would have been 20.5% for the three months ended March 31, 2019. Kraton First Quarter 2020 Earnings Call 13

Polymer – Revenue by Geography and End Use TTM March 31, 2020 Segment Revenue by Geography Segment Revenue by End Use Kraton First Quarter 2020 Earnings Call 14

Polymer – Revenue by Geography and Product Group TTM March 31, 2020 CARIFLEX SPECIALTY POLYMERS PERFORMANCE PRODUCTS y h p a r g o e G y b e u n e v e R p u o r G t c u d o r P y b e u n e v e R Kraton First Quarter 2020 Earnings Call 15

Chemical – Revenue by Geography and Product Group TTM March 31, 2020 ADHESIVES PERFORMANCE CHEMICALS TIRES 35% of TTM Revenue 59% of TTM Revenue 6% of TTM Revenue Chemical Segment Revenue Kraton First Quarter 2020 Earnings Call 16

Polymer Segment Reconciliation of Gross Profit to Adjusted Gross Profit Three Months Ended March 31, 2020 2019 (In thousands) Gross profit $ 68,731 $ 53,886 Add (deduct): Transaction, acquisition related costs, restructuring, and other costs 130 — Non-cash compensation expense 171 199 Spread between FIFO and ECRC 6,745 21,215 Adjusted gross profit (non-GAAP) (a) $ 75,777 $ 75,300 Sales volume (kilotons) 70.8 73.8 Adjusted gross profit per ton (a) $ 1,070 $ 1,021 (a) For the three months ended March 31, 2020, adjusted gross profit and adjusted gross profit per ton, adjusted for the IRSA, would be $72.4 million and $1,037, respectively. Kraton First Quarter 2020 Earnings Call 17

Reconciliation of Net Income to Operating Income to Non-GAAP Financial Measures

	Three Months Ended March 31, 2020			Three Months Ended March 31, 2019		
	Polymer	Chemical	Total	Polymer	Chemical	Total
			(In thousands)			
Net income attributable to Kraton			$ 208,086			$ 12,668
Net income attributable to noncontrolling interest			934			944
Consolidated net income			209,020			13,612
Add (deduct):						
Income tax (benefit) expense			(36,552)			2,654
Interest expense, net			17,461			18,941
Earnings of unconsolidated joint venture			(101)			(121)
(Gain) loss on extinguishment of debt			13,954			(210)
Other (income) expense			(327)			259
Disposition and exit of business activities			(175,214)			—
Operating income	$ 17,925	$ 10,316	28,241	$ 9,250	$ 25,885	35,135
Add (deduct):						
Depreciation and amortization	13,347	17,826	31,173	13,971	17,551	31,522
Disposition and exit of business activities	175,214	—	175,214	—	—	—
Other income (expense)	55	272	327	(427)	168	(259)
Gain (loss) on extinguishment of debt	(13,954)	—	(13,954)	210	—	210
Earnings of unconsolidated joint venture	101	—	101	121	—	121
EBITDA (a)	192,688	28,414	221,102	23,125	43,604	66,729
Add (deduct):						
Transaction, acquisition related costs, restructuring, and other costs (b)	10,148	762	10,910	714	398	1,112
Disposition and exit of business activities	(175,214)	—	(175,214)	—	—	—
(Gain) loss on extinguishment of debt	13,954	—	13,954	(210)	—	(210)
Hurricane related costs (c)	—	—	—	—	5,861	5,861
Hurricane reimbursements (d)	—	—	—	—	(5,220)	(5,220)
Non-cash compensation expense	2,848	—	2,848	3,309	—	3,309
Spread between FIFO and ECRC	6,745	(2,466)	4,279	21,215	(3,364)	17,851
Adjusted EBITDA	$ 51,169	$ 26,710	$ 77,879	$ 48,153	$ 41,279	$ 89,432

(a) Included in EBITDA is a $11.1 million gain on insurance for the three months ended March 31, 2019, fully offsetting the lost margin in the first quarter of 2019, and reimbursement for a portion of the direct costs we have incurred to date related to Hurricane Michael.
Also included in EBITDA are Isoprene Rubber sales to Daelim under the IRSA. Sales under the IRSA are transacted at cost. Included in Adjusted EBITDA is the amortization of non-cash deferred income of $3.4 million, which represents revenue deferred until the products are sold under the IRSA.

(a) Charges related to the evaluation of acquisition transactions, severance expenses, and other restructuring related charges.
(b) Incremental costs related to Hurricane Michael, which are recorded in cost of goods sold.
(c) Reimbursement of incremental costs related to Hurricane Michael, which is recorded in gain on insurance proceeds.

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Reconciliation of Net Income to Operating Income to Non-GAAP Financial Measures TTM March 31, 2020 (a) Charges related to the evaluation of acquisition transactions, severance expenses, and other restructuring related charges. (b) Incremental costs related to Hurricane Michael, which are recorded in cost of goods sold. (c) Reimbursement of incremental costs related to Hurricane Michael, which is recorded in gain on insurance proceeds. (d) Startup costs related to the joint venture company, KFPC. (e) We recorded a gain of $4.6 million in other income (expense) related to the sale of emissions credits accumulated by our Swedish Chemical legal entity. Kraton First Quarter 2020 Earnings Call 19

Reconciliation of Diluted EPS to Adjusted Diluted EPS Three Months Ended March 31, 2020 2019 Diluted Earnings Per Share $ 6.47 $ 0.39 Transaction, acquisition related costs, restructuring, and other costs (a) 0.26 0.03 Disposition and exit of business activities (4.96) — (Gain) loss on extinguishment of debt 0.34 (0.01) Tax restructuring (1.95) — Hurricane related costs (b) — 0.18 Hurricane reimbursements (c) — (0.16) Spread between FIFO and ECRC 0.11 0.45 Adjusted Diluted Earnings Per Share (non-GAAP) $ 0.27 $ 0.88 (a) Charges related to the evaluation of acquisition transactions, severance expenses, and other restructuring related charges. (b) Incremental costs related to Hurricane Michael, which are recorded in cost of goods sold. (c) Reimbursement of incremental costs related to Hurricane Michael, which is recorded in gain on insurance proceeds. Kraton First Quarter 2020 Earnings Call 20